Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, J. Patrick Spainhour, certify that:

1. I have reviewed this report on Form 10-K/A of the ServiceMaster Company; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 30, 2007

/s/ J. Patrick Spainhour
J. Patrick Spainhour
Chairman and Chief Executive Officer